                                                                               .
                                                                               .
                                                                               .

                                                                     EXHIBIT 8.1


                                                PORTER & HEDGES, L.L.P.
                                            ATTORNEYS AND COUNSELORS AT LAW
                                               700 LOUISIANA, 35TH FLOOR
                                               HOUSTON, TEXAS 77002-2764
                                            -------------------------------                       MAILING ADDRESS:
                                               TELECOPIER (713) 228-1331                            P.O. BOX 4744
                                               TELEPHONE (713) 226-0600                        HOUSTON, TX 77210-4744


                                 June 25, 2004



Grey Wolf, Inc.
10170 Richmond Avenue, Suite 600
Houston, Texas 77042

         Re: Registration Statement on Form S-3 pertaining to $125,000,000 aggregate principal amount of Floating Rate Contingent Convertible Senior Notes Due 2024

Ladies and Gentlemen:

         We have acted as special federal income tax counsel for Grey Wolf, Inc., a Texas corporation ("Grey Wolf"), in connection with the registration of $125,000,000 of its Floating Rate Contingent Convertible Senior Notes Due 2024 (the "Notes") and the 19,201,225 shares of its common stock, par value $.10 per share, issuable upon conversion of the Notes pursuant to a registration statement on Form S-3 (the "Registration Statement") filed today by Grey Wolf with the Securities and Exchange Commission. In connection therewith, we have participated in the preparation of, and have reviewed, the prospectus (the "Prospectus") included in the Registration Statement.

         We have examined and relied upon the (i) Prospectus, (ii) Registration Statement, (iii) form of Notes, (iv) the Registration Rights Agreement dated as of March 31, 2004 among Grey Wolf, the Guarantors named therein, Deutsche Bank Securities, Inc. ("Deutsche Bank") and Credit Suisse First Boston, LLC, (v) in each case as filed with the Registration Statement, each of the Indenture dated as of March 31, 2004 (the "Indenture"), among Grey Wolf, the guarantors and JPMorgan Chase Bank, as trustee, the form of the Notes issued under the Indenture, and (vi) the Purchase Agreement dated as of March 25, 2004 among Grey Wolf, the Guarantors named therein, Deutsche Bank and Credit Suisse First Boston, LLC (collectively, the "Operative Documents").

         We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

         Based on our review of the foregoing, in our opinion, under the law in effect on the date hereof, the statements in the Prospectus under the caption "Certain U.S. Federal Income Tax Consequences," insofar as such statements constitute summaries of the laws, regulations or legal

Grey Wolf, Inc.
June 25, 2004
Page 2


matters referred to therein, are, subject to the qualifications stated therein, accurate in all material respects and fairly summarize the matters referred to therein.

         The foregoing opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, Internal Revenue Service rulings and pronouncements, and judicial decisions now in effect, any of which may be changed at any time with retroactive effect.

         This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. Further, we express no opinion as to the laws of any jurisdiction other than the law of the United States of America. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

         We are members of the bar of the State of Texas. We do not express any opinion on any matters other than the United States federal income tax law matters specifically referred to herein.

         We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons who consent is required under Section 7 of the Securities Act.

                                           Very truly yours,


                                           /s/ Porter & Hedges, L.L.P.
                                           Porter & Hedges, L.L.P.